SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 9, 2013
10:00 a.m. Pacific Time

LAS VEGAS METRO CHAMBER OF COMMERCE
Suite 300
6671 Las Vegas Blvd. South
Las Vegas, Nevada

Directions to the Southwest Gas Corporation Annual Meeting are available in the proxy statement which can be viewed at www.ematerials.com/swx.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders Meeting to be Held on May 9, 2013.

Notice is hereby given that the Annual Meeting of Shareholders of Southwest Gas Corporation will be held at Las Vegas Metro Chamber of Commerce, Suite 300, 6671 Las Vegas Blvd. South, Las Vegas, Nevada on Thursday, May 9, 2013 at 10:00 a.m. Pacific Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of 2013 Annual Meeting of Shareholders and Proxy Statement, Annual Report and Proxy Card are now available on-line at www.ematerials.com/swx

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 26, 2013 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote “FOR” the Nominees (Proposal 1), Approval, on an advisory basis, of Executive Compensation (Proposal 2) and Auditor Selection Ratification (Proposal 3) set forth below.

1.	Election of Directors

	01	Robert L. Boughner	05	LeRoy C. Hanneman, Jr.	09	Jeffrey W. Shaw
	02	José A. Cárdenas	06	Michael O. Maffie	10	A. Randall Thoman
	03	Thomas E. Chestnut	07	Anne L. Mariucci	11	Thomas A. Thomas
	04	Stephen C. Comer	08	Michael J. Melarkey	12	Terrence L. Wright

2.	To APPROVE, on an advisory basis, the Company’s executive compensation (Proposal 2); and
3.	To RATIFY the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2013 (Proposal 3).

Note: To conduct such other business as may properly come before the meeting or any adjournment thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central Time on May 8, 2013.

•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to www.ematerials.com/swx. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “SWX Materials Request” in the subject line.

The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail - or - to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Vote in person. Directions to attend the Annual Meeting and vote in person are included on the map on page M-1 of the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement. If you own your shares in street name through a broker or other nominee, you must provide proof of identification and proof that you were the owner of the shares on March 12, 2013.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (this “Notice”) is provided to shareholders in place of the printed materials for the upcoming Shareholder Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.